Exhibit 99.1

Media Contact:

Brian Ziel, (408) 658-1540

brian.ziel@seagate.com

SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2014 FINANCIAL RESULTS

•                  Increase in Revenue, EPS, gross margin and operating cash flow quarter-over-quarter

•                  Raises quarterly dividend per share by 13%

CUPERTINO, CA — October 28, 2013 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the first quarter of fiscal year 2014 ended September 27, 2013.  During the first quarter, the Company reported revenue of approximately $3.5 billion, gross margin of 28.0%, net income of $427 million and diluted earnings per share of $1.16.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.5%, net income of $473 million and diluted earnings per share of $1.29.

During the first quarter, the Company generated approximately $682 million in operating cash flow, paid cash dividends of $135 million and repurchased 4 million ordinary shares for approximately $182 million.  There were 359 million ordinary shares issued and outstanding as of the end of the quarter.

Subsequent to the first quarter, the Company repurchased 32.7 million ordinary shares from Samsung Electronics Co., Ltd. for approximately $1.5 billion.

“The solid financial results we achieved this quarter reflect the ongoing execution of our business model,” said Steve Luczo, Seagate’s chairman and chief executive officer. “While the challenges of technology transitions and macro uncertainty are driving us to manage our business conservatively, we remain focused on the fact that the demand for exabytes of storage continues to increase. We continue to invest in our market-leading storage technology portfolio to enable cloud, mobile and open source storage advancement as we believe these market trends represent new and significant opportunities for Seagate. ”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors has approved an increase in the quarterly cash dividend of $0.05 from $0.38 per share in the previous quarter to $0.43 per share this quarter, an increase of approximately 13%.  This dividend will be payable on November 26, 2013 to shareholders of record as of the close of business on November 12, 2013. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:00 p.m. Pacific Daylight Time that can be accessed on its Investors website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its second fiscal quarters of 2014 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Daylight Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 7, 2013, the “Risk Factors” section of which is incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 27,	June 28,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,924	$1,708
Short-term investments	489	480
Restricted cash and investments	108	101
Accounts receivable, net	1,618	1,670
Inventories	871	854
Deferred income taxes	114	115
Other current assets	501	484
Total current assets	5,625	5,412
Property, equipment and leasehold improvements, net	2,187	2,269
Goodwill	477	476
Other intangible assets, net	369	405
Deferred income taxes	457	456
Other assets, net	230	225
Total Assets	$9,345	$9,243
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,683	$1,690
Accrued employee compensation	220	335
Accrued warranty	171	176
Accrued expenses	439	407
Current portion of long-term debt	1	3
Total current liabilities	2,514	2,611
Long-term accrued warranty	147	144
Long-term accrued income taxes	93	87
Other non-current liabilities	130	121
Long-term debt, less current portion	2,772	2,774
Total Liabilities	5,656	5,737

Equity:
Total Equity	3,689	3,506
Total Liabilities and Equity	$9,345	$9,243

The information as of June 28, 2013 was derived from the Company’s audited Consolidated Balance Sheet as of June 28, 2013.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 27,	September 28,
	2013	2012
Revenue	$3,489	$3,732

Cost of revenue	2,514	2,671
Product development	294	268
Marketing and administrative	181	150
Amortization of intangibles	20	19
Restructuring and other, net	2	—
Total operating expenses	3,011	3,108

Income from operations	478	624

Interest income	5	2
Interest expense	(44)	(55)
Other, net	1	29
Other expense, net	(38)	(24)

Income before income taxes	440	600
Provision for income taxes	13	18
Net income	427	582
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to Seagate Technology plc	$427	$582

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.20	$1.48
Diluted	1.16	1.42
Number of shares used in per share calculations:
Basic	357	394
Diluted	368	409

Cash dividends declared per Seagate Technology plc ordinary share	$0.38	$0.32

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	September 27,	September 28,
	2013	2012
OPERATING ACTIVITIES
Net income	$427	$582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	228	212
Share-based compensation	27	17
Deferred income taxes	(1)	(5)
Gain on sale of investments	—	(33)
Gain on sale of property and equipment	(2)	(6)
Other non-cash operating activities, net	4	—
Changes in operating assets and liabilities:
Accounts receivable, net	49	648
Inventories	(17)	110
Accounts payable	47	(373)
Accrued employee compensation	(115)	(132)
Accrued expenses, income taxes and warranty	37	(57)
Other assets and liabilities	(2)	169
Net cash provided by operating activities	682	1,132
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(161)	(263)
Proceeds from the sale of property and equipment	—	4
Proceeds from the sale of strategic investments	—	41
Purchases of short-term investments	(87)	(74)
Sales of short-term investments	49	64
Maturities of short-term investments	32	5
Cash used in acquisition of LaCie S.A., net of cash acquired	—	(36)
Change in restricted cash and investments	—	(6)
Other investing activities, net	(19)	—
Net cash used in investing activities	(186)	(265)
FINANCING ACTIVITIES
Repurchases of ordinary shares	(182)	(639)
Dividends to shareholders	(135)	(127)
Proceeds from issuance of ordinary shares under employee stock plans	39	157
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	—	(72)
Other financing activities, net	(4)	—
Net cash used in financing activities	(282)	(681)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2	1
Increase in cash and cash equivalents	216	187
Cash and cash equivalents at the beginning of the period	1,708	1,707
Cash and cash equivalents at the end of the period	$1,924	$1,894

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share and gross margin as a percentage of revenue, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended
		September 27,	September 28,
		2013	2012
GAAP net income		$427	$582
Non-GAAP adjustments:
Cost of revenue	(A)	20	20
Product development	(B)	3	4
Marketing and administrative	(B)	3	4
Amortization of intangibles	(C)	20	19
Restructuring and other, net	(D)	2	—
Other expense, net	(E)	(2)	(35)
Non-GAAP net income		$473	$594

Diluted net income per share:
GAAP		$1.16	$1.42

Non-GAAP		$1.29	$1.45

Shares used in diluted net income per share calculation		368	409

(A)       For the three months ended September 27, 2013, Cost of revenue on a GAAP basis totaled $2,514 million, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $2,494 million.  The non-GAAP adjustments include amortization of intangibles, other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd’s hard disk drive business (the “Samsung HDD business”) and the August 2012 acquisition of LaCie S.A. (“LaCie”).

(B)       For the three months ended September 27, 2013, Product development and Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the impact of acquisition and integration costs associated with the Samsung HDD business and LaCie.

(C)       For the three months ended September 27, 2013, Amortization of intangibles related to our Samsung HDD business and LaCie acquisitions.

(D)       For the three months ended September 27, 2013, Restructuring and other, net, primarily related to prior year restructuring plans, have been excluded on a non-GAAP basis.

(E)       For the three months ended September 27, 2013, Other expense has been adjusted on a non-GAAP basis primarily to exclude the impact of a gain recognized upon sales of investments and gains from remeasurement of certain monetary assets.